SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2009 at the Annual Meeting of Shareholders, the shareholders of Kendle International Inc. adopted an amendment to Article VII of Kendle’s Code of Regulations which had been proposed by Kendle’s Board of Directors.  The amendment allows Kendle’s Board to amend the Regulations without shareholder approval in circumstances permitted by the Ohio Revised Code. Specifically, Kendle’s Board is now free to amend the Regulations in such areas as the establishment of the fiscal year, the time and place of meetings, advance notice provisions of proposals and director nominations, establishment of officers and committees, and enactment of indemnification provisions. The amendment became effective upon such adoption.

The text of new Article VII included in Kendle’s Amended and Restated Regulations is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of the amendment to Article VII is qualified in its entirety by reference to the specific provisions thereof.

Item 9.01  -  Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Code of Regulations adopted May 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: May 14, 2009	/s/Keith A. Cheesman
Keith A. Cheesman,
Senior Vice President and Chief Financial Officer